UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

(702) 514-4174

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Pasithea Therapeutics Corp. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2023 Stock Incentive Plan (the “2023 Incentive Plan”) increasing the number of shares authorized for issuance under the 2023 Incentive Plan by 1,750,000 shares to 2,014,221 shares. The Plan Amendment became effective following its approval by the Company’s stockholders.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 3, 2025, the Company held its Annual Meeting. The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) the election of two Class II directors; (2) the ratification of the appointment of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025; (3) the approval of an amendment to the 2023 Incentive Plan to increase the maximum aggregate number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which shall be authorized for issuance thereunder by 1,750,000 shares to 2,014,221 shares; and (4) the adoption and approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time (the “Certificate”), at the discretion of the Board of Directors of the Company (the “Board”), to effect a reverse stock split of the Company’s issued shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders.

Of the 7,443,577 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, 3,495,116 shares of Common Stock were represented in person or by proxy at the Annual Meeting, thereby constituting a quorum.

The voting results on each of the proposals acted upon at the Annual Meeting are set forth below:

Proposal 1 related to the election of two nominees to serve as Class II directors with a three-year term expiring at the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following directors were approved by a plurality of the votes cast at the Annual Meeting:

	FOR	WITHHELD	BROKER NON-VOTES
Alfred Novak	1,311,216	27,319	2,156,581
Simon Dumesnil	1,288,856	49,679	2,156,581

Proposal 2 related to the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Proposal 2 was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN
3,403,978	39,264	51,874

Proposal 3 related to the approval of an amendment to the 2023 Incentive Plan to increase the maximum aggregate number of shares of Common Stock which shall be authorized for issuance thereunder by 1,750,000 shares to 2,014,221 shares. Proposal 3 was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
955,464	354,898	28,173	2,156,581

Proposal 4 related to the adoption and approval of an amendment to the Certificate, at the discretion of the Board, to effect a reverse stock split of the Company’s issued shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders. Proposal 4 was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

FOR	AGAINST	ABSTAIN
3,051,251	413,232	30,633

No other business properly came before the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Pasithea Therapeutics Corp. 2023 Stock Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Dated: September 3, 2025	By:	/s/ Tiago Reis Marques
		Name:	Tiago Reis Marques
		Title:	Chief Executive Officer

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